Registrant incorporates by reference Registrant's Proxy Statement dated May 19, 2003 filed on May 20, 2003 (Accession No. 0000088053-03-
000554).

Registrant incorporates by reference the Registrant's Semiannual Report dated June 30, 2003, filed on August 29, 2003 (Accession No.
0000088053-03-000779) which details the matters proposed to shareholders and the shareholder votes cast.